UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022 (January 20, 2022)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15th Avenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simon R. Kay Transition Services Agreement

On January 20, 2022, Basanite, Inc. (the “Company”) entered into a Transition Services Agreement (the “TSA”) with Simon R. Kay, the Acting Interim Chief Executive Officer and Chief Financial Officer of the Company (“Mr. Kay”). Mr. Kay has been serving as the Company’s Acting Interim Chief Executive Officer, President and Chief Financial Officer in a consultant capacity since January 13, 2020 pursuant to a Consulting Agreement between the Company and Mr. Kay (the “Consulting Agreement”). Mr. Kay and the Company have agreed to terminate the Consulting Agreement as of the effective date of the TSA, except for those provisions of the Consulting Agreement which survive termination or are incorporated into the TSA.

The Board of Directors of the Company has commenced a search for a permanent principal executive officer for the Company (the “New PEO”) as the Company moves forward seeking to capitalize on its recently announced strategic supply and distribution agreements. The Company and Mr. Kay have mutually agreed to this transition and entered into the TSA to provide for terms under which Mr. Kay will continue to provide executive services to the Company as the Company searches for the New PEO.

Pursuant to the TSA, for the period beginning immediately and ending fourteen (14) days following the Company’s hiring of a New PEO (provided that such period such end no earlier than February 28, 2022 and no later than June 30, 2022) (the “Transition Period”), Mr. Kay shall: (i) provide services to the Company as a consultant in the capacity as Acting Interim Chief Executive Officer and President, consistent with past practice, with Mr. Kay reporting regularly on his duties to, and taking direction from, the Chairman of the Board of Directors of the Company (the “Board”) or any member of the Board designated by the Chairman of the Board; (ii) shall faithfully, honestly and diligently serve the Company, and shall devote substantially all of his business time and attention to the business of the Company, using his best efforts to promote the interests of the Company and following the reasonable and lawful instructions of the Board of Directors of the Company; (iii) not be required to provide services as Acting Interim Chief Financial Officer of the Company (as such duties may be assumed by other Company personnel); (iv) upon the hiring of the New PEO, assist in the transition of the New PEO to such position by providing the New PEO with all applicable background information regarding the business and affairs of the Company and related assistance; and (v) carry out his duties in a manner consistent with and in compliance with all present and future requirements of the Board and the requirements of all applicable federal and state laws and regulations.

During the Transition Period, Mr. Kay shall receive a cash fee, payable in accordance with the Company’s current payroll practices, based on an annual fee amount of Three Hundred Fifty Thousand Dollars ($350,000) per year (the “Fee”). Mr. Kay should also be entitled to (i) expense reimbursement and (ii) use of his Company computer and (iii) access to Company health/dental/vision insurance for him and his family (the costs thereof to be paid by Mr. Kay), in each case consistent with past practice under the Consulting Agreement.

Either the Company or Mr. Kay may terminate the TSA at any time during the Transition Period (i) by their mutual written agreement, whereupon all fees due or accrued to Mr. Kay hereunder shall be promptly paid by the Company (including, for the avoidance of doubt, the Transition Payment Warrant, as defined below) or (ii) upon material breach of this Agreement by the Company or Mr. Kay, provided the non-breaching Party has provided with written notice of the material breach to the breaching Party and an opportunity to cure such material breach within ten (10) days after receipt such written notice. In the event of termination by Mr. Kay for the Company’s material breach of the TSA, Mr. Kay shall be entitled to prompt issuance of the Transition Payment Warrant. In the event of termination by the Company for Mr. Kay’s material breach of the TSA or by the Company in the event of Mr. Kay’s breach of certain sections of the TSA, Mr. Kay shall forfeit his right to receive the Transition Payment Warrant.

The TSA also contains customary confidentiality, non-solicitation and non-competition provisions.

Transition Payment Warrant

At the conclusion of the Transition Period, and predicated on Mr. Kay’s compliance with the terms of the TSA, the Company will issue to Mr. Kay a five-year warrant to purchase one million (1,000,000) shares of Company common stock, which warrant shall (i) have an exercise price per share of $0.33 (subject to customary stock-based, but not priced-based, anti-dilution protections and (ii) contain a customary “cashless exercise” provision (such warrant, the “Transition Payment Warrant”). Following the issuance of the Transition Payment Warrant, Mr. Kay shall not be entitled to any further payments or consideration of any kind from the Company. The issuance of the Transition Payment Warrant is subject to Mr. Kay executing a release in favor of the Company at the conclusion of the Transition Period.

The foregoing description of the Transition Payment Warrant and the TSA are a summary only and does not purport to be complete and, is qualified in its entirety by reference to the full text of such documents, the forms of which is attached hereto as Exhibit 4.1 and 10.1, respectively, and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

4.1	Form of Transition Payment Warrant by the Company in favor of Simon R. Kay
10.1	Transition Services Agreement, dated January 20, 2022, between the Company and Simon R. Kay
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2022	BASANITE, INC.

	By:	/s/ Simon R. Kay
Name: Simon R. Kay
Title: Acting Interim President and Chief Executive Officer